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                                   EXHIBIT 21

                     SUBSIDIARIES OF MANUGISTICS GROUP, INC.

Listed below are the significant subsidiaries of the Company as of February 28, 2001 and their jurisdictions of organization. All of these subsidiaries are wholly owned by the Company.

                                         State or
                                         Jurisdiction
                                         of Incorporation    Name Under Which
Name                                     or Organization     Subsidiary Does Business
--------------------------------------   -----------------   ------------------------------------
Manugistics, Inc.                        Delaware            Manugistics, Inc.

Manugistics California, Inc.             California          Manugistics California, Inc.

Manugistics France S.S.A.                France              Manugistics France S.A.

Manugistics FSC, Inc.                    Barbados            Manugistics FSC, Inc.

Manugistics U.K. Ltd.                    United Kingdom      Manugistics U.K. Ltd.

Manugistics Canada Company               Nova Scotia         Manugistics Canada Company

Manugistics (Deutschland) GmbH           Germany             Manugistics (Deutschland) GmbH

Manugistics European Holding                                 Manugistics European Holding
Company B.V.                             Netherlands         Company B.V.

Manugistics Services, Inc.               Delaware            Manugistics, Inc.

Manugistics Japan K.K.                   Japan               Manugistics Japan K.K.

Manugistics do Brasil Limtada            Brazil              Manugistics do Brasil Limtada

Manugistics Singapore PTE LTD            Singapore           Manugistics Singapore PTE LTD

Manugistics Australia Pty LTD            Australia           Manugistics Australia Pty LTD

Synchronized Manufacturing LTD           United Kingdom      Synchronized Manufacturing LTD

Manugistics Holdings Delaware, Inc.      Delaware            Manugistics Holdings Delaware, Inc.

Synchronized Manufacturing Group,        United Kingdom      Synchronized Manufacturing Group,
Ltd.                                                         Ltd.

Manugistics, N.V.S.A.                    Belgium             Manugistics, N.V.S.A.

Cyclix Limited                           United Kingdom      Cyclix Limited

Manugistics Services Mexico, S. de       Mexico              Manugistics Services Mexico, S. de
R.L. de C.V.                                                 R.L. de C.V.

Manu Transportation LLC                  Delaware            Manu Transportation LLC

Manugistics Nordic AB                    Sweden              Manugistics Nordic AB
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
Manugistics Atlanta, Inc.                Georgia             Manugistics Atlanta, Inc.

Manugistics Euro, Ltd.                   United Kingdom      Manugistics Euro, Ltd.

STG Holdings, Inc.                       Delaware            STG Holdings, Inc.

STG Pacific (Pty) Limited                Australia           STG Pacific Pty. Limited

Scheduling Technology Group, Inc.        Texas               Scheduling Technology Group, Inc.

Scheduling Technology Group Limited      United Kingdom      Scheduling Technology Group Limited

Scheduling Technology Group South                            Scheduling Technology Group South
Africa (Pty) Limited                     South Africa        Africa (Pty) Limited